ALTIRIS – HP CONFIDENTIAL	EXHIBIT 10.5L

AMENDMENT NUMBER 9

TO

LICENSE AND DISTRIBUTION AGREEMENT

This Amendment Number 9 to License and Distribution Agreement (the “Amendment”) is entered into as of June 30, 2004 (the “Effective Date”) by and between Altiris, Inc., a Delaware corporation, having its principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Altiris”) and Hewlett-Packard Company, a Delaware corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”). In this Amendment, Altiris and HP each also be referred to as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have previously entered into a Software License and Distribution Agreement dated November 12, 1999, as amended (the “Agreement”), that grants HP license and distribution rights to certain Altiris software products and services; and

WHEREAS, the Parties desire to amend the Agreement to provide for the license and distribution of a certain Linux version of Altiris’ client agent and deployment solution product with certain HP thin client hardware.

NOW, THEREFORE, in consideration of the above recitals, the mutual undertakings of the Parties as contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

I.	DEFINITIONS

All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.

II.	MODIFICATIONS. The Agreement is amended and supplemented as follows:

1.	Section 1.15 of the Agreement is deleted in its entirety and replaced with the following:

“1.15 Thin Client Software. “Thin Client Software” shall mean the updated versions of the Altiris Client Agent and Deployment Solution software developed by Altiris under Project Statement Number 2 to the Alliance Master Agreement executed by the Parties on April 4, 2003 (the “Project Statement #2”) and the Linux version of the same. The Thin Client Software will have a unique SKU assigned by Altiris and will be governed by an Altiris end-user license agreement.”

2.	Section 1.16 of the Agreement is deleted in its entirety and replaced with the following:

Amd #9 to Altiris-HP License Agmt 6-10-2004	June 21, 2004

ALTIRIS – HP CONFIDENTIAL

“1.16 HP Thin Client. “HP Thin Client” shall mean [*].

III.	CONFLICTS

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Agreement. Should a conflict arise between this Amendment and the Agreement, as amended, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, all as of the date first written above.

ALTIRIS, INC.		HEWLETT-PACKARD COMPANY

Signature	/s/ Rob Wellman	Signature	/s/ Jeff Groudan

Print Name	Rob Wellman	Print Name	Jeff Groudan

Title	VP Strategic Alliances	Title	VP, BPC Marketing

Date	July 6, 2004	Date

Reviewed by Altiris Legal		PSG CONTRACTS Hewlett-Packard Co.

By:	Eric Gardanier	APPROVED:	T. Woo

Date:	7/2/04	DATE:	6-27-04

[*]	This provision is the subject of a Confidential Treatment Request.

Amd #9 to Altiris-HP License Agmt 6-10-2004	June 21, 2004